UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2011

QSGI INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)

Registrant’s telephone number, including area code: (561) 629-5713

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03  Bankruptcy or Receivership.

On July 2, 2009, QSGI INC. and following subsidiaries Qualtech Services Group, Inc. and QSGI-CCSI, INC. (collectively, the "Company") Boards of Directors authorized the Company to file a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida. The case was filed on July 2, 2009.  The Company believed these actions will allow the Company to continue some operations while it works to restructure its financial obligations and restructure operations.

On January 31, 2011, the Board of Directors of QSGI, INC. unanimously approved the Third Amended Plan of Reorganization and Disclosure Statement (the “Plan”) to be filed in the United States Bankruptcy Court Southern District of Florida, West Palm Beach Division.  This was filed on February 1, 2011.

On February 2, 2011, the United States Bankruptcy Court Southern District of Florida, West Palm Beach Division issued an order approving the Disclosure Statement, setting hearing on confirmation of Plan, setting hearing on fee applications, setting various deadlines, and describing Plan proponent’s obligations.

On March 21, 2011 the United States Bankruptcy Court Southern District of Florida, West Palm Beach Division had a hearing to consider confirmation of the Debtors’ Third Amended Plan of Reorganization (D.E. # 384) under Chapter 11 of the Bankruptcy Code filed by QSGI, INC., QSGI-CCSI, INC. and QUALTECH SERVICES GROUP, INC., and dated February 1, 2011 and confirmed the Plan.  The debtors are waiting entry of the confirmation order by the Judge.

The reorganized Debtor anticipates that it will likely emerge from Chapter 11 following the May 26, 2011 status conference with the United States Bankruptcy Court Southern District of Florida, West Palm Beach Division.   Although Debtors’ anticipate that all conditions that the Debtors must satisfy before the Effective Date, other than the passage of time, will have been satisfied, the Debtors can make no assurances as to when, or ultimately if, the Plan will become effective.

The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan which can be found at www.qsgiinc.com

Plan of Reorganization

The Plan provides for, among other things, a restructuring of pre-petition debt, as follows (i) distribution of $50,000 and issuance of 10,000,000 common shares in the reorganized debtor for the extinguishment of  unsecured indebtedness; (ii) extinguishment of one $10,159,000 unsecured claim in consideration for the confirmation of a Plan of Reorganization; (iii) issuance of 425,000 common shares for the extinguishment of $4,216,000 in redeemable convertible preferred stock; (iv) assumption of one $150,000 contingent secured claim bearing interest at 8% per annum and being paid over 8 installments beginning 120 days after confirmation; (v) assumption of note for bankruptcy legal expenses in the amount of $61,673, bearing interest at 8% per annum and being paid over 8 installments beginning 120 days after Plan confirmation; (vi) the right to issue 3,524,000 common shares in exchange for legal services related to the Plan of reorganization; (vii) issuance of 190,000,000 common shares in consideration for the merger of KruseCom; (viii) reservation of 10,000,000 shares to be issued by the reorganized debtor for working capital; (ix) reservation of 2,250,000 shares to be issued by the reorganized debtor to key third parties.  All outstanding shares of the Company’s common stock will remain issued and outstanding at and after the Effective Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: March 24, 2011	By:	/S/ Marc Sherman
Marc Sherman
Chairman of the Board